THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE PERSON REQUESTING THE TRANSFER OF THIS WARRANT SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER. AN OPINION OF COUNSEL, SATISFACTORY TO AMERICAN CONSOLIDATED LABORATORIES, INC., TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR ANY SIMILAR OR SUPERSEDING STATUTE OR OF ANY APPLICABLE STATE SECURITIES LAW.

                     AMERICAN CONSOLIDATED LABORATORIES, INC.
                            (a Florida corporation)

                   Warrant for the purchase of securities of
                    American Consolidated Laboratories, Inc.

VOID AFTER 5:00 P.M. EASTERN STANDARD TIME, ON OCTOBER 10, 2001.

FOR VALUE RECEIVED, American Consolidated Laboratories, Inc., a Florida corporation (the "Company"), hereby certifies that Tullis-Dickerson Capital Focus, L.P., or assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time during the period commencing on October 11, 1996 and expiring at 5.00 p.m. Eastern Standard
Time on October 10, 2001 (the "Expiration Date"), up to 550,000 fully paid and nonassessable shares of the Company's authorized but unissued Common Stock, as hereinafter defined at a price of $.25 per share (the "Exercise Price").

     The term "Common Stock" means the common stock of the Company, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate and (in the case of loss, theft or destruction) of satisfactory indemnification and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole or in part at any time or from time to time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date set forth above, or, if such a day is a day on which banking institutions in New York, New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company, or by surrender of Warrant Shares) of the Exercise Price. Upon receipt by the Company of this Warrant Certificate, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its offices, if any, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter required by counsel to the Company, signed by the Holder (and, if other than the original Holder, accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

     2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and nonassessable.

     3.   Fractional Shares.

          (a) No Fractional Shares Issued. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Market Price of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.

          (b) Market Price Defined. For purposes of this Warrant, the Market Price of a share of Common Stock shall mean the average of the closing prices of the sales of Common Stock on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case on the business day prior to the date of exercise of this Warrant, provided, that if the Common Stock is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange or system is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or system is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq System or the domestic over-the-counter market, the Market Price will be the fair value thereof on the business day prior to the date of exercise of this Warrant as determined by the Company's Board of Directors acting in good faith.

     4.   Transfer.

           (a) Securities Law. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption for such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants pursuant to the Act and applicable State Securities Laws; or (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission or (iii) upon receipt by the Company of an opinion of counsel, satisfactory to the Company, in either case to the effect that the proposed transfer will not involve any violation of the registration provisions of the Act or any similar or superseding statute or of any applicable state securities laws.

           (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee and (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar.

           (c) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock may be transferred by the Holder in whole at any time. Upon surrender of this Warrant certificate to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void without effect.

     5. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     6.   Anti-Dilution Provisions.

           (a) Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case after the date hereof the Company (or any such other corporation) shall consolidate with or merger into another corporation or convey all or substantially all of its assets to another corporation, then, all in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto. In each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

           (b) Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.

           (c) Notices of Record Date, Etc. In case; (i) the Company shall take record of the Holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution of stock, or any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or (ii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place and the time, if any, to be fixed, as to which of the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.

           7. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, the Company shall instruct its transfer agent enter to stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with applicable law:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT SUCH DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT OR ANY SIMILAR OR SUPERSEDING STATUTE OR OF ANY APPLICABLE STATE SECURITIES LAWS."

     8.   Registration.

           (a) Demand Registration. The Company agrees that upon demand of the Holders at any time after January 31, 1997, it shall file a registration statement under the Securities Act, and the Company shall effect, as soon as practicable, the registration under the Act of all Warrant Stock. If the Holder(s) intends to distribute the Warrant Stock by means of an underwriting, it shall so advise the Company. In the event Company does not register the Warrant Shares on or before January 31, 1997, Company hereby irrevocably grants and issues to Holder the right and option to sell to Company (the "Put") this Warrant at any time after January 31, 1997 and prior to the Expiration Date, at a purchase price (the "Purchase Price") equal to the fair market value of the Warrant Shares issuable hereunder upon exercise of this Warrant. The Company shall pay to Holder, in cash or certified or cashier's check, the Purchase Price in exchange for delivery to Company of the Warrant, within 30 days of the receipt of written notice from Holder of its intention to exercise the Put. The fair market value of each Warrant Share shall be the closing price of Company's Common Stock as reported on any automated quotation system or stock exchange on which such stock is listed or reported or the average of the last bid and last offer for the stock of Company as reported on the Nasdaq over the counter market, if the stock is not listed on any exchange or reported on an automated quotation system, on the last full day of trading immediately preceding the date on which such written notice of Holder's intention to exercise the Put is received by the Company.

           (b) Piggyback Registrations. Notwithstanding the provisions set forth above, the Company shall notify the Holder(s) in writing at least thirty
      (30) days prior to filing any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans) and will afford each such Holder an opportunity to include in such registration statement the Warrant Stock. If the registration statement is for an underwritten offering, the Company shall so advise the Holder and the right of Holder to be included in a registration shall be subject to reduction in the discretion of the underwriter and conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Warrant Stock and Holder's execution of the underwriting agreement.

           (c) All expenses incurred in connection with registration (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

           (d) Obligations of the Company. Whenever required to effect the registration of the Warrant Stock, the Company shall, as expeditiously as reasonably possible:

                (i) Prepare and file a registration statement with respect thereto and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred twenty (120) days.

                (ii) Prepare and file such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act.

                (iii) Furnish to the Holder(s) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as may be reasonably requested.

                (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder(s), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (vi) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                (vii) Furnish, at the request of any Holder requesting registration on the date that such Warrant Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder.

           (e) Indemnification. The Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint and several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any Preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company, at its option, shall either assume the defense thereof or will reimburse the Holder, partner, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the Holder fails to promptly notify the Company of such claim or such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder. The obligations of the Company under this paragraph shall survive the completion of any offering of Warrant Stock.

      9. Notice. All notices hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or
(c) within three business days after mailing when by certified or registered mail, return receipt requested, to the Company at American Consolidated Laboratories, Inc.., 6414 Parkland Drive, Sarasota, Florida 34243, or to the Holder at his address on the Company's records or at such other address of which the Company or Holder has been advised by notice hereunder.

      10. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.

      11. Miscellaneous. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of October 11, 1996.

                                      AMERICAN CONSOLIDATED LABORATORIES, INC.

                                      By: /s/ Joseph A. Arena
                                          -----------------------
                                          Name: Joseph A. Arena
                                          Title: Chief Executive Officer

                                ASSIGNMENT FORM

     For value received, the undersigned _____________________, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of the capital stock covered thereby set forth below, unto:

Name and Address of Assignee                  Number of Shares









Date:

       Name of Holder:


                                  By: _________________________________

                             WARRANT EXERCISE FORM

     1. The undersigned Warrant Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to the Warrant Stock, as defined in the Warrant of American Consolidated Laboratories, Inc. (the "Company").

     2. The undersigned Warrant Holder

          (a) elects to pay the aggregate exercise price for such Warrant Stock in the following manner.

                (i) by lawful money of the United States or the enclosed certified check or postal or express money order payable in United States dollars to the order of the Company in the amount of $ _______________ ; or

                (ii) by wire transfer of United States funds to the account of the Company in the amount of $ ___________ , which transfer has been made before or simultaneously with the delivery of this Warrant Exercise Form pursuant to the instructions of the Company.

                (iii) by surrendering Holder's rights to that number of Warrant Shares having a fair market value equal to the exercise price of the Warrant Shares being purchased. Accordingly, upon exercise of this Warrant, Holder would receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares. For purposes of this provision, the fair market value of one share of stock shall be the closing price as reported on any automated quotation system or exchange on which the Company's stock is listed or reported or the average of the last bid and last offer for the stock of the Company as reported on the Nasdaq over-the-counter market, as applicable, on the last full day of trading immediately preceding such exercise.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Warrant Stock in the name of the undersigned or in such names as is specified below:

Name: ______________________________

Address: ____________________________

Tax Identification No.: ____________________________

HOLDER: _____________________________

By: _________________________________

Date: _________________________________

Note: The signature of the Warrant Holder must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, or Assignment, without alteration, enlargement or any change whatsoever.